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                                                                    EXHIBIT 99.4


                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT ("Agreement"), effective as of January 1, 2000 (the "Effective Date"), is made by and between OCEAN ENERGY, INC., a Texas corporation ("Company"), and JAMES C. FLORES, an individual who resides in Houston, Texas ("Executive").

                              W I T N E S S E T H:

        WHEREAS, Executive is currently employed by Company and serves as Chairman of the Board of Directors of Company (the "Board of Directors"); and

        WHEREAS, Company and Executive entered into an Employment Agreement dated March 27, 1998, which has been previously amended in certain respects and is currently in effect (the "Employment Agreement"); and

        WHEREAS, Company and Executive desire to enter into an agreement that replaces the Employment Agreement and that reflects their desire for Executive to serve as Vice Chairman of the Board of Directors while employed by the Company on and after the Effective Date;

        NOW THEREFORE, the parties, in consideration of the mutual promises, covenants and obligations contained herein, do hereby agree as follows:

        1. EFFECT OF AGREEMENT. Effective as of the Effective Date, this Agreement supersedes and replaces the Employment Agreement in its entirety and the Employment Agreement shall be null and void and of no further force and effect.

        2. RESIGNATIONS. Executive has resigned (a) as Chairman of the Board of Directors effective as of December 31, 1999, (b) as a member of the Executive Management Committee and its Chairman, effective as of December 31, 1999, (c) as a member of any other committee of Company on which Executive serves, effective as of December 31, 1999, and (d) from any other office, trusteeship or position that Executive holds with Company (other than as a director or employee of Company) or any subsidiary or division of Company or any employee benefit plan (other than as a participant or beneficiary of any employee benefit plan) relating to Company, in each case effective as of December 31, 1999.

        3. VICE CHAIRMAN. Effective as of the Effective Date, the Board of Directors has elected Executive to serve as Vice Chairman of the Board of Directors. As Vice Chairman, Executive shall have such powers and duties as designated in Company's bylaws and as from time to time may be assigned to him by the Chief Executive Officer of Company (the "CEO"), including, but not limited to, advising the CEO on strategy development, equity/debt structuring, strategic combinations, as well as acquisitions and divestitures. The designation of Vice Chairman shall continue through the remainder of the Term of this Agreement pursuant to Paragraph 6.



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        4. DIRECTORSHIP. Executive shall serve the remainder of his current term as a director of Company. Any renomination of Executive for a subsequent term as a director of Company shall be considered in the same manner as other directors of Company.

        5. COMPENSATION AND BENEFITS. During the Term of this Agreement, Company shall provide to Executive the following compensation and benefits:

                (A) BASE SALARY. Company shall pay to Executive a base salary of $8,333.33 per month ($100,000 annual rate) in accordance with Company's standard policy regarding payment of compensation to executives, but no less frequently than monthly.

               (B) ANNUAL BONUS. For each year during the Term of this Agreement, Executive shall be eligible to receive an annual bonus in such amount, if any, as may be determined in the sole discretion of the Board of Directors.

               (C) STOCK OPTION GRANTS. Executive shall be eligible to receive such grants of options to purchase common stock of the Company ("Stock") as may be determined in the sole discretion of the Board of Directors.

               (D) COMPANY BENEFIT PLANS. Executive and, to the extent applicable, Executive's spouse, dependents and beneficiaries, shall be allowed to participate in all benefits, plans and programs, including improvements or modifications of the same, which are now, or may hereafter be, available to other executive employees of Company. Such benefits, plans and programs shall include, without limitation, any thrift plan, employee stock ownership plan, health insurance or health care plan, life insurance, disability insurance, vacation and sick leave plan, and the like that may be maintained by Company. Company shall not, however, by reason of this Paragraph be obligated to institute, maintain, or refrain from changing, amending, or discontinuing, any such benefit plan or program, so long as such changes are similarly applicable to executive employees generally.

               (E) OTHER BENEFITS. Company shall continue to provide Executive with such other benefits as are appropriate for his position,including, without limitation, automobile expenses, an office, secretarial assistance, convenient parking, and existing social/business club membership fees, dues and assessments.

               (F) BUSINESS AND ENTERTAINMENT EXPENSES. Company will reimburse Executive for, or pay on behalf of Executive, reasonable and appropriate expenses incurred and properly accounted for by Executive for Company business related purposes, including dues and fees to industry and professional organizations, costs of entertainment and business development.


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Executive acknowledges and hereby agrees that the compensation payable pursuant to this Paragraph is for his employment under this Agreement and that he shall receive no separate fees or other compensation or benefits with respect to his services as a director or any other offices of Company.

        6. TERM AND TERMINATION OF AGREEMENT. Company agrees to employ Executive and Executive agrees to be employed by Company pursuant to this Agreement for a term of beginning on the Effective Date and ending on the second anniversary of the Effective Date (the "Term"), subject to earlier termination as provided below. Notwithstanding the foregoing, the parties hereto may terminate Executive's employment prior to the end of such Term pursuant to Paragraphs (a) or (b) below. Further, with the consent of Company, Executive may continue to be employed by Company following the Term of this Agreement; provided, however, that any such employment shall be as an "at-will" employee of Company, unless another employment agreement is mutually agreed upon.

               (a) Company shall have the right to terminate Executive's employment under this Agreement at any time for any of the following reasons:

                      (i)    Upon Executive's death;

                      (ii) Upon Executive's becoming incapacitated by accident,
               sickness or other circumstance which renders him mentally or physically incapable of performing the duties and services required of him hereunder on a full-time basis with reasonable accommodation for a period of at least 120 consecutive days or for a period of 180 business days during any twelve-month period;

                      (iii) For cause, which for purposes of this Agreement
               shall mean a finding by the Board of Directors of Executive's gross negligence or wilful misconduct in the rendering of services required of him pursuant to this Agreement or Executive's final conviction of a felony or of a misdemeanor involving moral turpitude, excluding misdemeanor convictions relating to the operation of a motor vehicle;

                      (iv) For Executive's material breach of any material
               provision of this Agreement, which, if correctable, remains uncorrected for 30 days following written notice of such breach to Executive by Company; or

                      (v) For any other reason whatsoever in the sole discretion of the Board of Directors.


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               (b) Executive shall have the right to terminate his employment under this Agreement at any time for any of the following reasons:

                      (i) For Company's material breach of any material
               provision of this Agreement, which, if correctable, remains uncorrected for 30 days following written notice of such breach to Company by Executive; or

                      (ii) For any other reason whatsoever in the sole
               discretion of Executive.

               (c) If Company or Executive desires to terminate Executive's employment hereunder at any time prior to the expiration of the Term of this Agreement, it or he shall do so by giving written notice to the other party that it or he has elected to terminate Executive's employment hereunder and stating the effective date and reason for such termination; provided that no such action shall alter or amend any other provisions hereof or rights arising hereunder.

               (d) In the event that Executive's employment is terminated by Companyas provided in (a) above prior to the expiration of the Term of this Agreement, then, upon such termination, the compensation and benefits payable pursuant to Paragraph 5 shall terminate contemporaneously with the termination of such employment, except that if such termination shall be pursuant to (a)(i), (a)(ii) or (a)(v), Company shall pay to Executive within fifteen days following the date of such termination a lump sum cash payment in an amount equal to the sum of (I) Executive's Base Salary for the remainder of the Term of this Agreement and (II) the economic value of participation in Company's benefit plans (based on an annual salary rate of $100,000) for the remainder of the Term of this Agreement.

               (e) In the event that Executive's employment is terminated by Executive as provided in (b) above prior to the expiration of the Term of this Agreement, then, upon such termination, the compensation and benefits payable pursuant to Paragraph 5 shall terminate contemporaneously with the termination of such employment, except that if such termination shall be pursuant to (b)(i), Company shall pay to Executive within fifteen days following the date of such termination a lump sum cash payment in an amount equal to the sum of (I) Executive's Base Salary for the remainder of the Term of this Agreement and (II) the economic value of participation in Company's benefit plans (based on an annual salary rate of $100,000) for the remainder of the Term of this Agreement.

               (f) Upon the expiration of the two year Term of this Agreement, and upon the date of any earlier termination of Executive's employment pursuant to 6(a)(i), 6(a)(ii), 6(a)(v) or 6(b)(i) above, Executive's outstanding restricted stock


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        grants shall no longer contain any restrictions, and Executive's outstanding stock options shall be deemed fully vested and exercisable on such date and shall continue to be fully exercisable for the remaining term of each option grant. OEI and Executive shall on such date enter into appropriate amendments to each option grant to provide for the vesting and extension of exercisability, which shall include Executive's acknowledgement and agreement that the acceleration of the vesting and exercisability of such outstanding stock options may cause any such options intended to be incentive stock options ("ISO's"), within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended, to be treated as options that do not constitute ISO's. This Paragraph 6(f) shall not be applicable if Executive's employment is terminated prior to the end of the two year Term pursuant to 6(a)(iii), 6(a)(iv) or 6(b)(ii).

        7. PROTECTION OF INFORMATION. Executive acknowledges that Company's business is highly competitive and that Company's methods, strategies, books, records, and documents, Company's technical information concerning its products, equipment, services, and processes, procurement procedures and pricing techniques, and the names of and other information (such as credit and financial data) concerning Company's customers, business affiliates, affairs, and operations all comprise confidential business information and/or trade secrets ("Confidential Information") of Company which are valuable, special, and unique assets of Company which Company uses in its business to obtain a competitive advantage over its competitors which do not know or use this information. Executive further acknowledges that protection of Company's Confidential Information against unauthorized disclosure and use is of critical importance to Company in maintaining its competitive position. Accordingly, Executive hereby agrees that, notwithstanding any other provisions of this Agreement other than those contained in the following sentences, he will not at any time during the Term of this Agreement and for an additional period of twenty-four months thereafter make any unauthorized disclosure of any Confidential Information of Company or make any unauthorized use thereof. However, Executive's obligations under this paragraph shall not extend to:

               (a) Information which is or becomes a part of the public domain or is available to the public by publication or otherwise without disclosure by Executive;

               (b) Information which was within Executive's knowledge or in his possession prior to his initial employment by Company;

               (c) Information which, either prior or subsequent to Company's disclosure to Executive, was disclosed to Executive, without an obligation of confidentiality, by a third party who did not acquire such information, directly or indirectly from Executive, Company, or from any third party who is under an obligation of confidentiality; or



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               (d) Any disclosure of Confidential Information by Executive which is required by law, including deposition or trial testimony by Executive pursuant to subpoena. If Executive is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Executive will promptly notify Company of such request or requirements so that Company may seek an appropriate protective order or waive compliance with the provisions of this Agreement.

Executive acknowledges and agrees that money damages would not be sufficient remedy for any breach of this Paragraph concerning Confidential Information by Executive, and Company shall be entitled to seek specific performance and injunctive relief as remedies for such breach or threatened breach, as well as reasonable and necessary attorneys' fees, experts' fees, and costs incurred in the connection with such breach or threatened breach. Such remedies shall not be deemed the exclusive remedies for such a breach by Executive but shall be in addition to all remedies available at law or in equity to Company, including the recovery of damages from Executive. For purposes of this Paragraph, Company shall be construed to include any parent, subsidiary, or other affiliate of Company.

        8. OWNERSHIP BY COMPANY. Company shall, without further remuneration to Executive, own, be entitled to possession of, and have the right to use, publish, and disclose any results, reports, product, or data developed by Executive during the course of his employment hereunder, but identification of Executive with such results, reports, or data shall not be made without Executive's express consent.

        9. NONCOMPETITION PROVISIONS. As part of the consideration for the compensation and benefits to be paid to Executive pursuant to Paragraph 5 hereunder and as part of the consideration for the option vesting and exercisability pursuant to Paragraph 6(e) hereunder; to protect the trade secrets and confidential information of Company and its affiliates that have been and will in the future be disclosed or entrusted to Executive, the business good will of Company and its affiliates that has been and will in the future be developed in Executive, or the business opportunities that have been and will in the future be disclosed or entrusted to Executive by Company and its affiliates; and as an additional incentive for Company to enter into this Agreement, Company and Executive agree to the noncompetition obligations hereunder. Executive shall not, directly or indirectly for Executive or for others, in any geographic area or market where Company or any of its affiliates are conducting any business as of the Effective Date or have during the previous twelve months conducted such business:

               (a) engage in any business competitive with the business conducted by Company;

               (b) render advice or services to, or otherwise assist, any other person, association, or entity who is engaged, directly or indirectly, in any business



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        competitive with the business conducted by Company with respect to such competitive business; or

               (c) induce any employee of Company or any of its affiliates to terminate his or her employment with Company or such affiliates, or hire or assist in the hiring of any such employee by any person, association, or entity not affiliated with Company.

These noncompetition obligations shall apply during the Term of this Agreement. Executive understands that the restrictions set forth in this Paragraph may limit Executive's ability to engage in certain businesses anywhere in the world during the period provided for above, but acknowledges that Executive will receive sufficiently high remuneration under this Agreement to justify such restriction. Executive acknowledges that money damages would not be sufficient remedy for any breach of this Paragraph by Executive, and Company shall be entitled to enforce the provisions of this Paragraph by terminating any payments then owing to Executive under this Agreement and/or to specific performance and injunctive relief as remedies for such breach or any threatened breach; provided, however, that payments then owing to Executive may not be terminated unless the Board of Directors determines that such breach by Executive has directly resulted or could reasonably be expected to result in a material adverse economic impact on Company's business. Such remedies shall not be deemed the exclusive remedies for a breach of this Paragraph, but shall be in addition to all remedies available at law or in equity to Company, including without limitation, the recovery of damages from Executive and Executive's agents involved in such breach and remedies available to Company pursuant to other agreements with Executive. It is expressly understood and agreed that Company and Executive consider the restrictions contained in this Paragraph to be reasonable and necessary to protect the proprietary information of Company. Nevertheless, if any of the aforesaid restrictions are found by a court having jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions therein set forth to be modified by such court so as to be reasonable and enforceable and, as so modified by the court, to be fully enforced.

        10. RELEASE. As part of the consideration for the compensation and benefits to be paid to Executive pursuant to Paragraph 5 and as an additional incentive for Company to enter into this Agreement, Executive hereby agrees to execute a release, at the time and in the form established by Company, releasing Company, its shareholders, partners, officers, directors, employees and agents from any and all claims and from any and all causes of action of any kind or character, including but not limited to all claims or causes of action arising out of Executive's employment with Company or his separation therefrom, other than claims or causes of action arising out of the provisions of this Agreement.

        11. WITHHOLDING OF TAXES AND OTHER EMPLOYEE DEDUCTIONS. Company may withhold from any benefits and payments made pursuant to this Agreement all federal, state, city and other taxes as may be required pursuant to any law or governmental regulation or ruling and all other normal employee deductions made with respect to Company's employees generally.



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        12. NOTICES. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States, registered or certified mail, return receipt requested, postage prepaid, if addressed as follows:

        If to Company, to:                  Ocean Energy, Inc.
                                            1001 Fannin, Suite 1600
                                            Houston, Texas  77002-6794
                                            Attention: Chairman of the Board

        If to Executive, to:                Mr. James C. Flores
                                            P.O. Box 1083
                                            Houston, Texas 77251

or such other addresses as either party may furnish to the other in writing, in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

        13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

        14. GOVERNING LAW. This Agreement is entered into under and shall be governed for all purposes by the laws of the State of Texas.

        15. NO WAIVER. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

        16. SEVERABILITY. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

        17. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of Company and any successor of Company, by merger or otherwise. Further, this Agreement shall be binding and inure to the benefit of Executive, his spouse, and his estate. If Executive shall die prior to full payment of amounts due pursuant to this Agreement, such amounts shall be payable pursuant to the terms of this Agreement to his spouse, if then living, or if his spouse is not then living, to his estate. Except as provided in the preceding sentences, this Agreement and the rights and obligations of the parties hereunder are personal, and neither this Agreement nor any right, benefit, or obligation



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of either party hereto shall be subject to voluntary or involuntary assignment, alienation, or transfer, whether by operation of law or otherwise, without the prior written consent of the other party.

        18. ENTIRE AGREEMENT. Except as provided in the written benefit plans and programs referenced in Paragraph 5, this Agreement represents the entire agreement between the parties hereto with respect to the matters covered herein and may not be changed, altered, or modified in any respect except by an instrument in writing signed by both the parties hereto.

        IN WITNESS WHEREOF, Company has caused this Agreement to be duly executed by one of its officers thereunto duly authorized and Executive has executed this Agreement, this 29th day of December, 1999, to be effective as of the Effective Date.

                               OCEAN ENERGY, INC.



                               BY:     /s/ James T. Hacket
                                  ----------------------------------------------
                                  Name:    James T. Hackett
                                  Title:   President and Chief Executive Officer


                               /s/ James C. Flores
                               --------------------
                                   JAMES C. FLORES



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